For period ended 07/31/2016

Registrant Name: American Beacon Funds

File Number: 811-4984

EXHIBIT 99.906CERT

Gene L. Needles, Jr. and Melinda G. Heika, respectively, the President and Treasurer of the American Beacon Funds (the “Registrant”), each certify to the best of his or her knowledge and belief that:

1. the Registrant’s report on Form N-CSR for the period ended June 30, 2016 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Gene L. Needles, Jr.	/s/ Melinda G. Heika
Gene L. Needles, Jr.	Melinda G. Heika
President	Treasurer
American Beacon Funds	American Beacon Funds

Date: October 11, 2016

A signed original of this written statement required by Section 906 has been provided to American Beacon Funds and will be retained by American Beacon Funds and furnished to the Securities and Exchange Commission or its staff upon request.